Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2012 relating to the financial statements and financial statement schedule, which appears in ServiceSource International Inc.'s (formerly ServiceSource International, LLC) Form 10-K for the year ended December 31, 2011.

San Jose, California
May 2, 2012